UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 1, 2013
Date of Report (date of earliest event reported)

LEGEND OIL AND GAS LTD.
 (Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1218 3rd Avenue, Suite 505
Seattle, WA 98101
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 206-910-2687

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Material Events.

On May 1, 2013, Legend Oil and Gas Ltd. (the “Company”), Legend Energy Canada Ltd., a wholly owned subsidiary of the Company, and Wi2Wi Corporation (formerly known as International Sovereign Energy Corporation), a Canadian corporation (“Wi2Wi”) entered into a Settlement and Termination Agreement (the “Settlement Agreement”).

The parties had previously entered into an Asset Purchase Agreement dated as of September 13, 2011 and amended on October 20, 2011 (the “Asset Purchase Agreement”). The parties agreed that the Company owed Wi2Wi the amount of $60,000 under the Asset Purchase Agreement. Under the terms of the Settlement Agreement, Wi2Wi agreed to accept a Promissory Note in the amount of $60,000 with interest at 6% per annum. Wi2Wi also waived its put rights set forth in Section 4.4 of the Asset Purchase Agreement as the date of the Settlement Agreement (May 1, 2013). Within 30 days following the closing of a debt or equity financing for Legend, Legend agrees to prepare and file with the Securities and Exchange Commission a registration statement on form S-1 for the resale by Wi2Wi of restricted shares of Legend common stock held by Wi2Wi as of the date of the Settlement Agreement.

The parties agreed that the Settlement Agreement is in full satisfaction of all remaining obligations under the Asset Purchase Agreement and that the Asset Purchase Agreement will terminate in its entirety on the filing date of the registration statement.

Exhibits:

10.1 Settlement and Termination Agreement dated May 1, 2013
99.1 Press release dated May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2013	LEGEND OIL AND GAS LTD

	By:	/s/Marshall Diamond-Goldberg
Marshall Diamond-Goldberg President